EFFECTIVE April 23, 2007, THE
COMPANYS PAR VALUE CHANGED
FROM
	RM0.50 TO RM0.10

Exhibit A to Deposit Agreement
No
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents five (5) deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
PAR VALUE OF M$0.5 EACH OF
GENTING BERHAD
(INCORPORATED UNDER THE LAWS
OF MALAYSIA)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby certifies that , or registered assigns IS THE
OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited Ordinary Shares of the par value of M$0.5 each (herein called
Shares) of Genting Berhad, incorporated
under the laws of Malaysia (herein called the Company). At the date hereof, each American Depositary Share represents five
(5) Shares which are either deposited or subject to deposit under the deposit agreement at the Kuala Lumpur, Malaysia office of Malayan Banking Berhad (herein called the Custodian). The Depositarys
Corporate Trust Office is located at a
different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is located at One Wall Street, New York, N.Y.
10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286
1.	THE DEPOSIT
AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as August 4, 1999 (herein called the
Deposit Agreement), by and among the
Company, the Depositary, and all Owners
and holders from time to time of Receipts
issued thereunder, each of whom by
accepting a Receipt agrees to become a party
thereto and become bound by all the terms
and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and holders of the Receipts and the rights
and duties of the Depositary in respect of the
Shares deposited thereunder and any and all
other securities, property and cash from time
to time received in respect of  such Shares
and held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
      2.	SURRENDER OF
RECEIPTS AND WITHDRAWAL OF
SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of (a) certificates in
the name of the Owner hereof or as ordered
by him or by the delivery of certificates
properly endorsed or accompanied by proper
instruments of transfer and (b) any other
securities, property and cash to which such
Owner is then entitled in respect of this
Receipt.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided that
the forwarding of certificates for Shares or
other Deposited Securities for such delivery
at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof.
      3.	TRANSFERS, SPLITUPS,
AND COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the fees and
expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such
purpose.  This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
representing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, splitup, combination,
or surrender of any Receipt or withdrawal of
any Deposited Securities, the Depositary, the
Custodian, or Registrar may require payment
from the presentor of the Receipt of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as
to the identity and genuineness of any
signature and may also require compliance
with any regulations  the Depositary may
establish consistent with the provisions of
the Deposit Agreement or this Receipt,
including, without limitation, paragraphs (6)
and (22) of this Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended, during
any period when the transfer books of the
Depositary, the Company or the Foreign
Registrar are closed, or if any such action is
deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to paragraph (22) hereof.  The surrender of
outstanding Receipts and withdrawal of
Deposited Securities may not be suspended
except as permitted by General Instruction
I.A. (1) to Form F6 (as such instruction or its
equivalent may be amended from time to
time) under the Securities Act of 1933.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares.
      4.	LIABILITY OF OWNER
FOR TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
      5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant that
such Shares and each certificate therefor are
validly issued, fully paid, non assessable,
and free of any preemptive rights of the
holders of outstanding Shares and that the
person making such deposit is duly
authorized so to do.  Every such person shall
also be deemed to represent that Shares
deposited by that person are not restricted
securities.  Such representations and
warranties shall survive the deposit of
Shares and issuance of Receipts.
      6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company or
 the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the
Depositary or the Company may deem
necessary or proper.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  If requested, the
Depositary shall provide the Company, in a
timely manner, with copies or originals, if
necessary and appropriate of (i) any such
proofs of citizenship or residence, or
exchange control approval which it receives
and (ii) any other information or documents
which the Company may reasonably request
and which the Depositary shall request from
the Owners.  No Share shall be accepted for
deposit unless accompanied by evidence
satisfactory to the Depositary that any
necessary approval has been granted by any
governmental body in Malaysia which is
then performing the function of the
regulation of currency exchange.
      7.	CHARGES OF
DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and outofpocket
charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee not in excess of $5.00 or less per 100 American
Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (6) a fee not in excess of $.02 or less per American
Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.1 through 4.4 thereof and, (7) a fee not in excess of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to Section 2.4 of the Deposit Agreement and (8) a fee for the distribution of securities pursuant to Section
4.2 of the Deposit Agreement, such fee
being in an amount equal to the fee for the execution and delivery of American
Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (8) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners and (9) any other charge payable by the Depositary, any of the Depositarys agents, including the Custodians, or the agents of the Depositarys agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners of record as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).
      The Depositary, subject to Paragraph
(8) hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.	  PRERELEASE OF
RECEIPTS
      Notwithstanding Section 2.3 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement (PreRelease). The
Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been PreReleased, whether or not such cancellation is prior to the termination of such PreRelease or the Depositary knows that such Receipt has been PreReleased. The Depositary may receive Receipts in lieu of Shares in satisfaction of a PreRelease. Each
PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of PreReleases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.
      The Depositary may retain for its
own account any compensation received by it in connection with the foregoing.

9.	  TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed (in the case of Receipts in certificated form) or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.	  VALIDITY OF
RECEIPT.
      This Receipt in certificated form
shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary or, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.	  REPORTS INSPECTION
OF TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with certain public reports and documents required by foreign law or otherwise under Rule 12g32(b) under the Securities
Exchange Act of 1934.  Such reports and
communications will be available for
inspection and copying by holders and
Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C.
20549.
      The Depositary will make available
for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the
Company which are both (a) received by the Depositary or the Custodian as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The
Depositary will also send to Owners of
Receipts copies of such reports when
furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the
Depositary by the Company shall be
furnished in English.
      The Depositary will keep books for
the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts and the Company, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.	  DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and will distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) to the Owners of Receipts entitled thereto, provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited
Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary or the Custodian receives any distribution other than a distribution described in Sections 4.1, 4.3 or
4.4 of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit
Agreement.  If requested by the Company
and if practicable, the Depositary shall notify the Company of such sale and give the Company, subject to Malaysian Law, an opportunity to participate in any such sale on the same terms as otherwise available to third parties.
      If any distribution consists of a
dividend in, or free distribution of, Shares, the Depositary may and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary
Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as provided in Section 5.9 of the Deposit
Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit
Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

13.	  CONVERSI0N OF
FOREIGN CURRENCY.
      Whenever the Depositary shall
receive foreign currency, by way of
dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto subject to Section 4.01 of the Deposit Agreement or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

14.	  RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse provided, however, if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain
Owners, it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.
      If an Owner of Receipts requests the
distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the
Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver to such
Owner Restricted Receipts.
      If registration under the Securities
Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners and sell the securities upon the exercise of such rights, the Depositary will not offer such rights to the Owners unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act.

15.	  RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit
Agreement.

16.	  VOTING OF
DEPOSITED
SECURITIES.
            (i) As soon as practicable
after receipt of notice of any meeting or
solicitations of consents or proxies of
holders of Shares or other Deposited
Securities, the Depositary shall mail to the
Owners a notice containing (a) such
information as is contained in the notice
received by the Depositary, (b) a statement
that each Owner at the close of business on a
specified record date will be entitled, subject
to paragraph (23) hereof and any applicable
provision of Malaysian law and the
provisions of the Memorandum and Articles
of Association of the Company and the
provisions of or governing Deposited
Securities, to instruct the Depositary as to
the exercise of voting rights, if any,
pertaining to the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts
and (c) a statement as to the manner in
which such instructions may be given,
including, when applicable, an express
indication that instructions may be given (or,
if applicable, deemed given in accordance
with subparagraph (ii) of this paragraph if no
instruction is received) to the Depositary to
give a discretionary proxy to a person
designated by the Company.  Upon the
written request of an Owner on such record
date, received on or before the date
established by the Depositary for such
purpose, the Depositary shall endeavor
insofar as practicable and permitted under
applicable law and the provisions of the
Memorandum and Articles of Association of
the Company and the provisions of or
governing Deposited Securities to vote or
cause to be voted the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts
in accordance with any nondiscretionary
instructions set forth in such request,
including the instruction to give a
discretionary proxy to a person designated
by the Company.  The Depositary shall not
itself exercise any voting discretion over any
Deposited Securities.
            (ii)	If after complying
with the procedures set forth in this
paragraph the Depositary does not receive instructions from the Owner of a Receipt on or before the date established by the Depositary for such purpose, the Depositary shall give a discretionary proxy for the Shares evidenced by such Receipt to a person designated by the Company.
      (iii) There can be no assurance that
Owners generally or any Owner in particular will receive the notice described in this Article sufficiently prior to the Instruction
Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in this Article.

17.	  CHANGES AFFECTING
DEPOSITED
SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in nominal value, change in par value, splitup, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are delivered pursuant to the following sentence.
 In any such case the Depositary may with the Companys approval and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.	  LIABILITY OF THE
COMPANY AND
DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their directors,
employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt or any other person, if by reason of any provision of any present or future law of the United States or any other country, or of any other governmental or regulatory authority, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the
Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit
Agreement it is provided shall be done or performed nor shall the Depositary or the Company nor their agents incur any liability to any Owner or holder of a Receipt or any other person by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit
Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2, or
4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.
The Company and the Depositary shall not be liable to any Owner for such distribution or offering not being made available to the Owners by reason of the terms of the distribution or offer or for any other reason.
Neither the Company nor the Depositary
assumes any obligation nor shall either of them or the agents of either of them be subject to any liability under the Deposit
Agreement to Owners or holders of
Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without gross negligence or bad faith. The Depositary or its agents shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the
Depositary nor the Company nor their agents shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited
Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, the Company, the Custodian and their agents may rely and shall be protected in acting upon any written notice, request or other document believed by any of them to be genuine and to have been signed and presented by the proper party or parties. The
Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith and in accordance with the terms of the Deposit
Agreement.  The Depositary shall not be
liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary exercised its best judgment and good faith while it acted as Depositary.
The Company agrees to indemnify the
Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or
(ii) by the Company or any of its directors, employees, agents and affiliates. No disclaimer of liability under the Securities
Act of 1933 is intended by any provision of the Deposit Agreement.

19.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY
APPOINTMENT OF
SUCCESSOR
CUSTODIAN.
      The Depositary, at its sole discretion,
may at any time resign as Depositary
thereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in Section 5.4 of the Deposit
Agreement (which appointment shall be on terms reasonably satisfactory to the
Company). The Depositary may at any time be removed by the Company, at its sole discretion, by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in Section 5.4 of the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may, with the written approval of the Company, appoint a substitute or additional custodian or custodians.

20.	  AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable (including, without limitation, any change in the number of Shares that are represented by each American Depositary Share). Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding
Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding
Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit
Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited
Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.	TERMINATION OF
DEPOSIT AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section
2.5 of the Deposit Agreement, and (c)
payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited
Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.	COMPLIANCE WITH
U.S. SECURITIES LAWS.
      Notwithstanding anything in this
Receipt or the Deposit Agreement to the
contrary, the Company and the Depositary
have each agreed that it will not exercise any
rights it has under the Deposit Agreement or
the Receipt to permit the withdrawal or
delivery of Deposited Securities in a manner
which would violate the United States
securities laws, including, but not limited to
Section I.A(1) of the General Instructions to
the Form F6 Registration Statement, as
amended from time to time, under the
Securities Act of 1933.
      23.	DISCLOSURE OF
INTERESTS.
            The Company may from time
to time request Owners or former Owners to
provide information as to the capacity in
which they own or owned Receipts and
regarding the identity of any other persons
then or previously interested in such
Receipts and the nature of such interest and
various other matters.  Each Owner agrees to
provide any information requested by the
Company or the Depositary pursuant to this
paragraph (23) whether or not such person is
still an Owner at the time of such request.
The Depositary agrees, at the Companys
expense, to use reasonable efforts to comply
with written instructions received from the
Company requesting that the  Depositary
forward any such requests to Owners or
former Owners and, at the Companys
expense, to forward to the Company any
responses to such requests received by the
Depositary.
            The Company has advised
the Depositary and each Owner agrees that
pursuant to the Companies Act, 1965 of
Malaysia an Owner (i) who is or becomes
interested (within the meaning of the
Companies Act, 1965 of Malaysia or any
reenactment or amendment thereof (the
Act)) in 2% or more of the outstanding
Shares or (ii) who is or becomes a
substantial shareholder of the Company
within the meaning of the Act (a Substantial
Shareholder) or (iii) who is aware that
another person for whom it holds a Receipt
is so interested or (iv) who is aware that
another person for whom it holds a Receipt
is a Substantial Shareholder, shall within
fourteen days or such other time specified in
the Act, after becoming (i) interested in 2%
or more of the outstanding Shares or (ii) a
Substantial Shareholder or (iii) aware that it
holds a Receipt for a person so interested or
(iv) aware that another person for whom it
holds a Receipt is a Substantial Shareholder,
and thereafter upon any changes in such
interests, notify the Company and the Kuala
Lumpur Stock Exchange as required by the
Act.  Each Owner further agrees to make
such disclosure of interests in Shares of the
Company as may be required to be made by
such Owner under any laws, regulations or
codes of practice applicable in Malaysia
(including but not limited to the Malaysian
Code on Takeovers and Mergers, 1987 and
any successor thereto) whether or not the
same may be enforceable against such
Owner.
            The Depositary agrees that it
shall cooperate with the Company in
enforcing the provisions of the Act should
such legislation apply to the Company, and
any other laws, regulations or codes of
practice in Malaysia (including but not
limited to the Malaysian Code on Takeovers
and Mergers, 1987 and any successor
thereto) from time to time relating to
disclosure of interests, including sanctions
that may be invoked in the event an Owner
fails to provide certain requested
information concerning interests in Receipts
or Deposited Securities. The Depositary has
been advised by the Company that such
sanctions may include limitations on the
transfer of such Shares and limitations on
the payment of dividends on such Shares.
24.	LIMITATION ON
PERCENTAGE OF
OUTSTANDING SHARES
THAT MAY BE
DEPOSITED.
            Notwithstanding anything
herein to the contrary, the number of Shares on deposit under the Deposit Agreement shall not exceed 5% for so long as Malaysian law requires (or any other percentage limitation imposed under
Malaysian laws, regulations or codes of
practice) of the total number of Shares
outstanding from time to time, which total number of Shares outstanding as of the date of the Deposit Agreement is approximately
704,400,000. If substitute or additional custodians are appointed pursuant to Section
5.5 of the Deposit Agreement, the aggregate number of Shares on deposit with all Custodians shall not exceed any such limitation on the total number of Shares outstanding from time to time. The
Company shall from time to time and upon request inform the Depositary in writing of any increase or decrease in such total number and of any change in Malaysian law relating to such limitation provided, however, that, notwithstanding any such decrease, the Depositary shall be under no obligation to cause a corresponding decrease in the number of Shares on deposit under the Deposit Agreement. The Depositary shall not be responsible for any change in the limit of Shares to be accepted for deposit under the Deposit Agreement until it has received actual notice of such change in writing from the Company and has had a reasonable opportunity to so notify the Custodian.













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